EXHIBIT 21.1
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
AND STARWOOD HOTELS & RESORTS
SUBSIDIARIES OF THE REGISTRANTS

				Wholly Owned Direct or Indirect
				Subsidiaries Carrying on the Same
				Line of Business as Named Subsidiary
			Line	Operating	Operating
	Jurisdiction of		of	in the	in Foreign
Name	Organization	Parent	Business	United States	Countries
Starwood Hotels & Resorts Worldwide, Inc. (“SH&RW”)	Maryland	—	Lodging	148	70
SLC Operating Limited Partnership	Delaware	SH&RW	Lodging	0	0
Starwood Hotels & Resorts Holdings, Inc.	Arizona	SH&RW	Lodging	1	0
The Sheraton LLC (“SC”)	Delaware	SH&RW	Lodging	12	0
Sheraton International, Inc. (“SII”)	Delaware	SH&RW	Lodging	8	63
Sheraton Overseas Management Corporation	Delaware	SII	—	0	0
Starwood CIGA Holdings LLC	Delaware	SII	Lodging	0	16
Westin Hotel Management, L.P.	Delaware	SH&RW	Lodging	5	1

NOTE: The names of some consolidated wholly owned subsidiaries of the Corporation carrying on the same lines of business as other subsidiaries named above have been omitted, the number of such omitted subsidiaries operating in the United States and in foreign countries being shown. Also omitted from the list are the names of other subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

EXHIBIT 21.1 (Continued)
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
AND STARWOOD HOTELS & RESORTS
ASSUMED NAMES REPORT

Arizona
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Tucson University Plaza
Starwood Hotels & Resorts Worldwide, Inc.	The Phoenician

California
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Westin San Francisco Airport
Starwood Hotels & Resorts Worldwide, Inc.	Clarion Hotel — San Francisco Airport
Starwood Hotels & Resorts Worldwide, Inc.	Westin Horton Plaza
Starwood Hotels & Resorts Worldwide, Inc.	W San Francisco
Starwood Hotels & Resorts Worldwide, Inc.	W Los Angeles — Westwood
Starwood Hotels & Resorts Worldwide, Inc.	St. Regis San Francisco

Colorado
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Denver Cherry Creek
Starwood Hotels & Resorts Worldwide, Inc.	St. Regis, Aspen

Florida
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Westin Fort Lauderdale
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Bal Harbour Beach Resort

Georgia
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Westin Peachtree Plaza
Starwood Hotels & Resorts Worldwide, Inc.	W Atlanta

Hawaii
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Westin Maui

Illinois
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Tremont Chicago
Starwood Hotels & Resorts Worldwide, Inc.	W Chicago City Center
Starwood Hotels & Resorts Worldwide, Inc.	W Chicago Lakeshore

\

Louisiana
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	W New Orleans
Starwood Hotels & Resorts Worldwide, Inc.	W New Orleans — French Quarter

Massachusetts
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Newton Hotel
Starwood Hotels & Resorts Worldwide, Inc.	Boston Park Plaza

Minnesota
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Minneapolis

New Hampshire
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Nashua Hotel

New Jersey
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Edison Hotel Raritan Center

New York
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	W New York — The Tuscany
Starwood Hotels & Resorts Worldwide, Inc.	W New York — The Court
Starwood Hotels & Resorts Worldwide, Inc.	W Times Square
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Manhattan
Starwood Hotels & Resorts Worldwide, Inc.	The St. Regis

Oregon
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Days Inn City Center
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Portland Downtown

Pennsylvania
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Caesars Cove Haven
Starwood Hotels & Resorts Worldwide, Inc.	Caesars Paradise Stream
Starwood Hotels & Resorts Worldwide, Inc.	Caesars Pocono Palace
Starwood Hotels & Resorts Worldwide, Inc.	Caesars Brookdale on the Lake
Starwood Hotels & Resorts Worldwide, Inc.	Four Points by Sheraton Philadelphia Airport
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Park Ridge Hotel & Conference Center
Starwood Hotels & Resorts Worldwide, Inc.	Sheraton Suites Philadelphia Airport

Texas
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	The Westin Galleria Houston
Starwood Hotels & Resorts Worldwide, Inc.	The Westin Oaks

Washington
Entity Name	Assumed Name

Starwood Hotels & Resorts Worldwide, Inc.	Days Inn Town Center
Starwood Hotels & Resorts Worldwide, Inc.	Sixth Avenue Inn

4